UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second and Final Closing of Convertible Secured Note Purchase Agreement

As previously disclosed, on June 24, 2025, Charles & Colvard, Ltd. (the “Company”) entered into a Convertible Secured Note Purchase Agreement (the “Note Purchase Agreement”) with Ethara Capital LLC (the “Holder”), a Delaware limited liability company. In connection with the Note Purchase Agreement, the Company issued a convertible secured note to the Holder for an aggregate total purchase price of $2.0 million, issued in two tranches: (i) an initial closing in the amount of $500,000 on July 3, 2025, and (ii) a subsequent and final closing of $1.5 million on July 21, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation, Board Expansion and Appointment of New Chairman

On July 21, 2024, the Company’s board of directors (the “Board”) accepted the resignation of Ollin Sykes from the Board. Mr. Sykes’s resignation was not due to any disagreement or matter relating to the Company’s operations, financials, policies, or practices.

As previously disclosed on June 27, 2025, pursuant to the Note Purchase Agreement, the Company has agreed to (i) increase the size of Board from four members to five members (the “Board Expansion”), (ii) appoint Ruten Bhanderi and James Tu to fill the vacancies created by the Board Expansion and Mr. Sykes’s resignation, and (iii) appoint Mr. Tu Chairman of the Board. Messrs. Bhanderi and Tu will each serve as a director until the Company’s 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Messrs. Bhanderi and Tu are the two designees appointed by Ethara Capital LLC per its director appointment rights under the Note Purchase Agreement, and might be considered affiliates of Ethara.

Mr. Bhanderi, 22, is the Vice Chairman of Bhanderi Lab Grown Diamonds Inc., a leading Chemical Vapor Deposition (CVD) lab grown diamond manufacturer headquartered in New York City. Upon his appointment, Mr. Bhanderi will serve on the Company’s Nominating and Governance Committee and Compensation Committee.

The Company believes Mr. Bhanderi’s experience as an executive in the international lab grown diamond business qualifies him to serve on the Board and to provide management and operational advice to the Board. Mr. Bhanderi has agreed to delay and accrue his cash compensation payment for 12 months as the Company’s executive director to which he is entitled in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board, which is described in Item 8.01 below.

There are no related party transactions between Mr. Bhanderi and the Company (as defined in Item 404(a) of Regulation S-K), other than under the Note Purchase Agreement. The Board has determined that Mr. Bhanderi does not qualify as an independent director for purposes of Rule 5605(a)(2) of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Tu, 56, a Chartered Financial Analyst (CFA), is the Founder and Managing Partner of Fusion Park LLC, an investment and strategic advisory company based in New York. Mr. Tu has been a professional investment manager, advisor, chief executive officer and board director of numerous public and private technology companies, including, most recently, Bhanderi Lab Grown Diamonds, Inc., Growlity, Inc., Infintium Fuel Cell Technologies, and Canyon Magnet Energy. From April 2019 to February 2022, Mr. Tu served as Chairman and Chief Executive Officer of Energy Focus, Inc. (Nasdaq: EFOI). Upon his appointment, Mr. Tu will serve on the Company’s Audit Committee, Nominating and Governance Committee and Compensation Committee.

The Company believes Mr. Tu’s experience as a financial, investment and business expert qualifies him to serve on the Board and to provide management and operational advice to the Board.

Except for the Consulting Agreement (discussed below) and under the Note Purchase Agreement, there are no related party transactions between Mr. Tu and the Company (as defined in Item 404(a) of Regulation S-K). The Board has determined that Mr. Tu does not qualify as an independent director for purposes of Rule 5605(a)(2) of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Consulting Agreement

In connection with Mr. Tu’s appointment to the Board, the Company and Fusion Park LLC, a Delaware limited liability company of which Mr. Tu is managing partner (“Fusion Park”), entered into a consulting agreement dated July 22, 2025, with an effective date of July 21, 2025 (the “Consulting Agreement”). Through Fusion Park, Mr. Tu will provide services to the Company as an independent contractor pursuant to the Consulting Agreement, including (i) serving as the chairman of the Board, and (ii) leading and overseeing (a) the Company’s reorganization and restructuring, (b) executive performance evaluation and planning, (c) strategic partnerships and expansion, (d) capital allocation and planning, (e) investor relations, and (f) Company uplisting initiatives. Under the Consulting Agreement, the Company has agreed to pay Fusion Park $15,000 per month, payable in arrears every two (2) weeks, in addition to a $15,000 initial engagement fee. Mr. Tu will not receive any additional director-related cash compensation or fees in connection with his service on the Board. Either party can terminate the Consulting Agreement at any time for any reason with 30 days’ written notice to the other party. The Consulting Agreement contains customary provisions relating to ownership of intellectual property, treatment of confidential information, and indemnification.

Waiver of Severance Benefits

As a condition to the Company’s entry into the Note Purchase Agreement, each of Don O’Connell, the Company’s Chief Executive Officer, and Clint J. Pete, the Company’s Chief Financial Officer, agreed to waive all severance benefits to which they would otherwise be entitled under their respective employment agreements. On July 21, 2025 Mr. O’Connell and Mr. Pete executed waivers regarding their rights to severance benefits (the “Waivers”).

The foregoing descriptions of the Consulting Agreement and the Waivers do not purport to be complete and are qualified in their entirety by the full text of the Consulting Agreement and the Waivers, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On July 22, 2025, the Board adopted a revised director compensation policy, effective as of July 22, 2025, which provides that each designated non-management member of the Board of Directors will receive (i) an annual retainer of $20,000 to be paid in four quarterly installments in arrears, to be pro-rated as applicable. Additionally, certain specific members of the Board of Directors will receive additional annual retainers, paid in four quarterly installments in arrears, pro-rated as applicable, in the following amounts: (i) the Chairperson will receive $30,000, in lieu of the $20,000 annual retainer paid to other members of the Board of Directors, (ii) the Chairperson of the Audit Committee will receive $15,000, (iii) the Chairperson of the Compensation Committee and Nominating and Governance Committee will receive $7,500 each, and (iv) Board committee members (excluding the committee Chairperson) will receive $5,000. Directors will not receive a fee for each Board of Directors or committee meeting, whether or not such meeting is in person or telephonic. Members of the Board of Directors may only receive retainers for serving as a member (including Chairperson) of two Board committees, and any Board Member who is Chairperson of more than one committee will receive a retainer of $5,000 for chairing the second committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated July 22, 2025, by and between the Company and Fusion Park LLC.

10.2	Waiver Agreement, dated July 21, 2025, by and between the Company and Don. O’Connell.

10.3	Waiver Agreement, dated July 21, 2025, by and between the Company and Clint J. Pete.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

July 25, 2025	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer